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                                                                    EXHIBIT 5.1

                                April 21, 1997

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, DC 20549

    RE: ASCEND COMMUNICATIONS, INC.
      REGISTRATION STATEMENT ON FORM S-4

Ladies and Gentlemen:

  This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 67,827,278 shares of Common Stock, par value $.001 per share (the "Shares"), of Ascend Communications, Inc. (the "Company").

  We have acted as counsel for the Company in connection with the issuance of the Shares pursuant to an Agreement and Plan of Reorganization (the "Merger Agreement"), dated as of March 30, 1997, by and among the Company, Catskill Merger Corporation, and Cascade Communications Corp. We have examined signed copies of the Registration Statement and all exhibits thereto (including, but not limited to, the Merger Agreement), all as filed with the Commission. We also have examined and relied upon the original or copies of minutes of meetings of the stockholders and Board of Directors of the Company, a certificate of the transfer agent for the Company's Common Stock, the Restated Certificate of Incorporation (as amended) and the Bylaws of the Company and such other documents as we have deemed material to the opinion set forth below.

  Based upon the foregoing, we are of the opinion that the Shares to be issued pursuant to the Merger Agreement are duly authorized by the Company and, when issued in accordance with the terms of the Merger Agreement, will be validly issued, fully paid and non-assessable.

  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement and in the related Joint Proxy Statement, as originally filed or as amended or supplemented.

  This opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

                                          Very truly yours,

                                           /s/ Gray Cary Ware & Freidenrich

                                          _____________________________________
                                              GRAY CARY WARE & FREIDENRICH
                                               A Professional Corporation